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                                                                    EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of McKesson HBOC, Inc., on Form S-8 of our report dated May 19, 2000 (which report
(1) was modified to indicate that the consolidated financial statements of HBO & Company ("HBOC"), as of and for the two years ended March 31, 1998 were audited by other auditors whose report (which expresses an unqualified opinion and includes an explanatory paragraph related to certain shareholder litigation) has been furnished to us, and our opinion, insofar as it relates to the amounts included for HBOC as of and for the years ended March 31, 1998 is based solely on the report of such auditors, and (2) contained an explanatory paragraph referring to certain shareholder litigation as discussed in Financial Note 18 to the consolidated financial statements), appearing in the Annual Report on Form 10-K of McKesson HBOC, Inc.


/s/DELOITTE & TOUCHE LLP
San Francisco, California
August 4, 2000